UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2025, Twin Vee PowerCats Co. (the “Company” or “Twin Vee”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), with Bahama Boat Works, LLC (“Bahama Boat Works”), pursuant to which the Company acquired various tangible and intangible assets (the “Assets”) from Bahama Boat Works’ relating to the Bahama boat brand (the “Bahama Boat Brand”). In accordance with the Asset Purchase Agreement, in consideration of the transferred Assets the Company paid Bahama Boat Works $100,000 and agreed to pay up to $3,000,000 in additional contingent consideration based upon a percentage of the revenues received by the Company from the sale to customers of new Bahama Boat Brand 31’, 35’, 37’, and 41’ boat models (the “Bahama Boat Revenues”). The Asset Purchase Agreement provides that Bahama Boat Works will receive 20% of the first $7,500,000 of Bahama Boat Revenues received by the Company and 10% of the Bahama Boat Revenues received by the Company in excess of $7,500,000 (but not exceeding $21,500,000) until such time as Bahama Boat Works has been paid an aggregate of $3,000,000 by the Company from such sales.

The Asset Purchase Agreement may be terminated by mutual written consent of the parties or by the Company, in its sole discretion, if the Company decides to discontinue further development, production, or commercialization of the Bahama Boat Brand product line before the balance of the contingent consideration due to Bahama Boat Works is paid. Upon any such termination, the parties may either seek to sell the Bahama Boat Brand and associated assets pursuant to the mechanism set forth in the Asset Purchase Agreement described below or, the Company, in its sole discretion, may elect to return the Assets to Bahama Boat Works.

In the event of a termination of the Asset Purchase Agreement or a default by the Company of its payment obligations to Bahama Boat Works in respect of the Bahama Boat Revenues under the Asset Purchase Agreement, the Asset Purchase Agreement provides a mechanism for the parties to sell the Bahama Boat Brand and associated assets by which Bahama Boat Works would receive from the proceeds of any such sale the amount by which the amounts paid to it by the Company as contingent consideration from the Bahama Boat Revenues is less than $3,000,000 and the Company would receive the balance of all such sale proceeds.

Pursuant to the Asset Purchase Agreement, Bahama Boat Works will indemnify the Company against certain liabilities related to the Assets acquired, provided that the amount of all losses for which Bahama Boat Works as the indemnifying party will be liable for indemnification may not exceed the aggregate amount by Bahama Boat Works received from the Company as consideration for the Assets under the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On June 6, 2025, the Company issued a press release regarding its acquisition of the Assets from Bahama Boat Works. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1*	Asset Purchase Agreement, dated June 5, 2025, by and between Bahama Boat Works, LLC and Twin Vee PowerCats Co.
99.1	Press Release issued by Twin Vee Powercats Co. dated June 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2025	TWIN VEE POWERCATS CO. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President